Exhibit 10.1

CYCLO THERAPEUTICS, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of May 2, 2023, by and among Cyclo Therapeutics, Inc., a Nevada corporation (the “Company”), and Rafael Holdings, Inc., a Delaware corporation (“Purchaser”).

RECITALS

WHEREAS, the Company desires to issue, and Purchaser desires to purchase, 2,514,970 “Units”, each Unit consisting of one share (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and a detachable seven year warrant in the form attached hereto as Exhibit A (the “Warrants”) to acquire one (1) share of Common Stock (the “Warrant Shares”) at an exercise price of $0.71 per share, in a private placement (this “Offering”), at a price of $0.835 per Unit (the “Unit Price”), and an aggregate purchase price of $2,100,000 (the “Purchase Price”).

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            AGREEMENT TO PURCHASE AND SELL UNITS. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase the Units, and the Company agrees to sell and issue the Units to Purchaser, at the Closing (as defined below), at a price per Unit equal to the Unit Price. The parties acknowledge and agree that the Shares and Warrants comprising the Units shall be detachable and separately transferable, subject to compliance with applicable securities laws.

2.            CLOSING.

(a)        Closing. The Closing of the sale and purchase of the Units under this Agreement (the “Closing”) shall take place remotely on the date hereof by the exchange of documents and signatures, or at such other time or place as the Company and Purchaser mutually agree (the date of the Closing is hereinafter referred to as the “Closing Date”). At the Closing, the Company and the Purchaser shall enter into the Registration Rights Agreement in the form of Exhibit B attached hereto.

(b)        Delivery. Promptly following the Closing, the Company will deliver to Purchaser (i) evidence of the issuance to Purchaser of the Shares purchased at the Closing, in book entry form by the Company’s transfer agent registered in the name of Purchaser, and (ii) a Warrant, executed by the Company and registered in the name of Purchaser, pursuant to which Purchaser shall have the right to acquire such number of Warrant Shares equal to the number of shares of Common Stock underlying the Units purchased by Purchaser hereunder, against payment of the Purchase Price by wire transfer to the Company.

3.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Purchaser that as of the Closing Date (except with respect to any representations and warranties that speak as of a specified date, which shall be true and correct as of such date):

(a)        Organization Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all corporate power and authority required (i) to own, operate and occupy its properties and to carry on its business as presently conducted and (ii) to enter into this Agreement and to consummate the transactions contemplated hereby. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in, the business, operations, financial condition, results of operations, properties, prospects, assets or liabilities of the Company, taken as a whole, or on the transactions contemplated hereby and the other agreements, instruments and documents contemplated hereby or on the authority or ability of the Company to perform its obligations under this Agreement.

(b)        Capitalization. The capitalization of the Company, prior to the issuance of the Units, is as follows:

(i)    The authorized capital stock of the Company consists of 50 million shares of Common Stock, and five million shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

(ii)    As of the date hereof, the issued and outstanding capital stock of the Company consisted of (A) 12,653,427 shares of Common Stock and (B) no shares of Preferred Stock. The issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of and are not otherwise subject to any preemptive or other similar rights.

(iii)    Except as set forth in the SEC Documents (as defined below), there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock. Except as set forth in the SEC Documents, there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions; there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Units; and none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as set forth in the SEC Documents, there are no shareholder agreements, voting agreements, or other similar arrangements, with respect to the Company’s capital stock to which the Company is a party or, to the Company’s knowledge, between or among any of the Company’s stockholders.

(c)        Subsidiaries. Except as set forth in the SEC Documents, the Company does not have any Subsidiaries, and the Company does not own any capital stock of, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, any person or entity. As used herein "Subsidiaries" means any entity in which the Company, directly or indirectly, owns any capital stock or holds an equity or similar interest. Each Subsidiary of the Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, (ii) has all corporate power and authority required to own, operate and occupy its properties and to carry on its business as presently conducted, and (iii) is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(d)        Due Authorization. All corporate actions on the part of the Company necessary for (i) the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, and (ii) the authorization, issuance, and delivery of the Shares and Warrants, and the authorization of the Warrant Shares have been taken, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

(e)        Valid Issuance of Securities.

(i)        Securities. Upon issuance in accordance with the terms hereof, and Warrants, as applicable, and the payment therefor by Purchaser, the Shares, the Warrants and the Warrant Shares (collectively, the “Securities”) will be duly authorized, validly issued, fully paid and non-assessable free and clear from all taxes, liens, claims and encumbrances other than restrictions on transfer imposed by the applicable securities laws, and will not be subject to any preemptive rights or similar rights.

(ii)        Compliance with Securities Laws. Subject to the accuracy of the representations made by Purchaser in Section 4 hereof, the Shares and Warrants will be issued and sold to Purchaser in compliance with an applicable exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”).

(f)        Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority (each, a “Governmental Entity”) on the part of the Company is required in connection with the issuance and sale of the Shares and Warrants to Purchaser, except such filings as have been made prior to the date hereof, and such additional post-Closing filings as may be required to comply with applicable state and federal securities laws.

(g)      Non-Contravention. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, do not (i) contravene or conflict with the Articles of Incorporation or Bylaws of the Company; (ii) assuming the accuracy of the representations and warranties made by Purchaser in Section 4 hereof, constitute a violation in any respect of any provision of any federal, state, local or foreign law, rule, regulation, order, judgment or decree applicable to the Company; or (iii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) or require any consent under, give rise to any right of termination, amendment, cancellation or acceleration of, or to a loss of any material benefit to which the Company or any of its Subsidiaries is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company or any of its Subsidiaries under, any contract to which the Company or any of its Subsidiaries is a party or any permit, license or similar right relating to the Company or any of its Subsidiaries.

(h)        Litigation. There is no material action, suit, proceeding, claim, arbitration or investigation pending or, to the Company’s knowledge, threatened: (i) against the Company, its Subsidiaries, their activities, properties or assets, (ii) any officer, director or employee of the Company or any of its Subsidiaries in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of, the Company or its Subsidiaries, or (iii) that seeks to prevent, enjoin, alter, challenge or delay the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. The Company and its Subsidiaries have, to the Company’s knowledge, in all material respects, complied with all laws, regulations and orders applicable to their business, and have all material permits and licenses required thereby.

(i)        Compliance with Law and Charter Documents; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation or default of any provisions of its articles of incorporation, bylaws or similar organizational document, as applicable. The Company and its Subsidiaries have materially complied and are currently in material compliance with all applicable judgments, decrees, statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company’s and its Subsidiaries’ business or properties, and neither the Company nor any of its Subsidiaries has received notice that it is in material violation of any statute, rule or regulation of any governmental authority applicable to it. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them are bound or by which the properties of any of them are bound. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their business as described in the SEC Documents, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(j)        SEC Documents.

(i)        Reports. Since January 1, 2022, the Company has filed in a timely manner (giving effect, where applicable, to any deferral periods provided under Rule 12b-25 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company has filed on the SEC’s EDGAR system, prior to the date hereof, its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”), and any Current Report on Form 8-K (“Form 8-Ks”) required to be filed by the Company with the SEC for events occurring since January 1, 2023 (the Form 10-K, and Form 8-Ks, together with all exhibits, schedules and other attachments that are filed with such documents, are collectively referred to herein as the “SEC Documents”). Each SEC Document, as of its date (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. As of their respective dates, any financial statements of the Company included in the SEC Documents complied as to form and substance in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied in the United States (“GAAP”), during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), correspond to the books and records of the Company and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date of this Agreement and to which the Company is a party or by which the Company is bound which has not been previously filed or incorporated by reference as an exhibit to the SEC Documents.

(ii)        Sarbanes-Oxley. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 as of the date hereof. Such certifications contain no exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy of such certifications. The Company is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder by the SEC.

(k)        Absence of Certain Changes. Except as set forth in the SEC Documents, since December 31, 2022, the business and operations of the Company and its Subsidiaries have been conducted in the ordinary course consistent with past practice, and there has not been:

(i)    Any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company;

(ii)    any repurchase, redemption or other acquisition by the Company of any outstanding shares of the Company’s capital stock;

(iii)    any damage, destruction or loss to the Company’s or its Subsidiaries’ properties or assets, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

(iv)    any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

(v)    any material change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC;

(vi)    any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Company, any of its Subsidiaries or any of their assets or properties is bound or subject that could be expected to have a Material Adverse Effect;

(vii)    any other event or condition of any character, except for such events and conditions that have not resulted, and are not reasonably expected to result either individually or collectively, in a Material Adverse Effect;

(viii)    any sale of any assets, individually or in the aggregate, in excess of $10,000 outside of the ordinary course of business, other than the sale of inventory; or

(ix)    any capital expenditures, individually or in the aggregate, in excess of $10,000 outside of the ordinary course of business.

(l)        Intellectual Property. The Company and its Subsidiaries own or possess sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, or other intellectual property (collectively, “Intellectual Property”), which are necessary to conduct their business as currently conducted. To the Company’s knowledge, neither the Company nor any of its Subsidiaries has infringed any patents of others with respect to any Intellectual Property. There is no claim, action or proceeding pending, or to the Company’s knowledge, threatened, against the Company or any of its Subsidiaries with respect to any Intellectual Property. The Company has no knowledge of any infringement or improper use by any third party with respect to any Intellectual Property of the Company or any of its Subsidiaries.

(m)        Registration Rights. Except as set forth in the SEC Documents, the Company is not currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority.

(n)        Title to Property and Assets. Except as set forth in the SEC Documents, the properties and assets of the Company and its Subsidiaries (including real property) are respectively owned by them, free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for (i) statutory liens for the payment of current taxes that are not yet delinquent and (ii) liens, encumbrances and security interests that are in the ordinary course of business and do not materially detract from the value of the properties and assets of the Company, taken as a whole. With respect to the property and assets leased by the Company and its Subsidiaries, the Company and its Subsidiaries are in compliance with such leases in all material respects and such leases are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

(o)        Taxes. The Company and its Subsidiaries have filed or have obtained currently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by them, such returns are complete and accurate in all material respects and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company and its Subsidiaries, taken as a whole. No material controversy with respect to taxes of any type with respect to the Company or any of its Subsidiaries is pending or, to the Company’s knowledge, threatened. The Company and its Subsidiaries have withheld or collected from each payment made to their employees the amount of all taxes required to be withheld or collected therefrom and have paid all such amounts to the appropriate taxing authorities when due (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes). Neither the Company nor any of its Subsidiaries has any material tax liability relating to income, properties or assets as of the Closing that is not adequately provided for.

(p)        Insurance. The Company and its Subsidiaries maintain insurance of the types and in the amounts that the Company reasonably believes is prudent and adequate for their businesses, all of which insurance is in full force and effect in all material respects. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for by them, and the Company does not have any reason to believe that it will not be able to renew any such existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(q)        Labor Relations.

(i)    No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any of its Subsidiaries.

(ii)    Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No executive officer (as defined in Rule 501(f) of the Securities Act) of the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

(iii)    The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(r)        Transactions with Affiliates. Except as set forth in the SEC Documents, none of the officers, directors or employees of the Company or any of its Subsidiaries has entered into any transaction with the Company or any of its Subsidiaries that would be or will be required to be disclosed pursuant to Item 404(a) of Regulation S-K of the SEC.

(s)        General Solicitation. Neither the Company, nor any of its affiliates, nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Units.

(t)        No Integrated Offering. Neither the Company, nor any affiliate of the Company, nor, to the Company’s knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Offering to be integrated with prior offerings by the Company in such a manner that would subject this Offering to the registration requirements of section 5 of the Securities Act.

(u)        Investment Company. The Company is not now, and after the sale of the Units under this Agreement and the application of the net proceeds from the sale of the Units will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)        Application of Anti-Takeover Provisions. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or other charter documents) that would become applicable to Purchaser as a result of the issuance of the Units.

(w)        Registration Matters. The Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act.

(x)        Environmental Matters.

(i)    The Company and its Subsidiaries have complied in all material respects with all applicable Environmental Laws (as defined below). There is no pending or, to the Company’s knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any of its Subsidiaries. “Environmental Law” means any federal, state, local or foreign law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to (A) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (B) air, water and noise pollution; (C) groundwater and soil contamination; (D) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (E) the protection of wild life, marine life and wetlands, including all endangered and threatened species; (F) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (G) health and safety of employees and other persons; or (H) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances, or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

(ii)    Neither the Company nor any of its Subsidiaries has any material liabilities or material obligations arising from the release of any Materials of Environmental Concern (as defined below) into the environment. “Materials of Environmental Concern” shall mean any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

(iii)    Neither the Company nor any of its Subsidiaries is a party to or bound by any court order, administrative order, consent order or other agreement with any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

(iv)    There is no material environmental liability, to the Company’s knowledge, of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any of its Subsidiaries.

(y)        Benefit Plans. Neither the Company, any of its Subsidiaries or any Plan Affiliate (as defined below) has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any material Employee Benefit Plan (as defined below), whether written, oral, voluntary or pursuant to a collective bargaining agreement or law, under which the Company or any of its Subsidiaries has any unfunded liability, nor has the Company or any of its Subsidiaries otherwise failed to meet any of its material obligations under any Employee Benefit Plan. “Plan Affiliate” means any person or entity with which the Company or any of its Subsidiaries constitutes all or part of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as each of those terms are defined in Section 414 of the Internal Revenue Code (the “Code”). “Employee Benefit Plan” means, collectively, each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, health or other medical, life, disability or other insurance, supplemental unemployment benefit, profit sharing, pension, retirement, supplemental retirement or other employee benefit plan, program, agreement or arrangement, whether written or unwritten, formal or informal, maintained or contributed to or required to be contributed to by any person for the benefit of any employee or former employee of the Company or its affiliates or their dependents or beneficiaries, as well as the compensation practices and policies regarding vacations, sick leaves, leaves of absence and all perquisites of employment other than those mandated by any legal requirement and shall include to the extent applicable to the Company, without limitation, “Employee Pension Benefit Plans” (as defined in Section 3(2) of ERISA (as defined below), “Employee Welfare Benefit Plan” (as defined in Section 3(1) of ERISA) and “Multi-employer Plan” (as defined in section 3(37) of ERISA)), but shall exclude any such arrangements or perquisites that do not exceed, individually or in the aggregate, $300 per month per any particular person. “ERISA” means the Employee Retirement Income Security Act of 1974 and any law of any foreign jurisdiction of similar import. The Company has made all “matching” contributions required pursuant to the terms of the Company’s 401(k) plan or otherwise promised to employees (in writing or orally).

(z)        Foreign Corrupt Practices Act; Etc. Each of the Company, its Subsidiaries and their respective officers, directors, employees, agents and other persons acting on behalf of the Company or its Subsidiaries are in compliance with and have not violated the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder, or any similar laws of any foreign jurisdiction. To the Company's knowledge, no governmental or political official in any country is or has been employed by, or acted as a consultant to or held any beneficial ownership interest in the Company or any of its Subsidiaries. The Company, its Subsidiaries and their respective officers, directors, employees and agents are in compliance with and have not violated the U.S. money laundering laws or regulations, the U.S. Bank Secrecy Act, as amended by the USA Patriot Act of 2001 (including any recordkeeping or reporting requirements thereunder), or the anti-money laundering laws or regulations of any jurisdiction.

(aa)        Brokers. The Company has not engaged any brokers, finders or agents, or incurred, or will incur, directly or indirectly, any liability for brokerage or finder’s fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

4.            REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF PURCHASER. Purchaser hereby represents and warrants, severally and not jointly, to the Company, and agrees that:

(a)        Organization, Good Standing and Qualification. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Purchaser has all power and authority required to enter into this Agreement and consummate the transactions contemplated hereby and thereby.

(b)        Authorization. The execution of this Agreement and the performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed by Purchaser and constitutes such Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and the effect of rules of law governing the availability of equitable remedies.

(c)        Ownership of Company Securities. Neither Purchaser nor any of its Affiliates or any other person that together with Purchaser may be deemed to be part of a group pursuant to Rule 13d-5 under the Exchange Act, beneficially owns any shares of Common Stock of the Company. “Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person, as such terms are used in and construed under Rule 405 under the Securities Act.

(d)        Purchase for Own Account. The Units are being acquired, and the Warrant Shares will be acquired, without a view to the resale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act and in compliance with applicable federal and state securities laws. Purchaser represents that it has not been formed for the specific purpose of acquiring the Securities. Notwithstanding the foregoing, the parties hereto acknowledge Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws and the laws of any other applicable jurisdiction, and as otherwise contemplated by this Agreement.

(e)        Investment Experience. Purchaser understands that the purchase of the Units involves substantial risk. Purchaser has experience as an investor in securities of companies and acknowledges that it can bear the economic risk of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment, and has so evaluated the merits and risks of such investment.

(f)        Accredited Investor Status. At the time Purchaser was offered the Units, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act and was (and at the date hereof is) resident in the state or other jurisdiction indicated on the signature pages hereof.

(g)        Reliance Upon Purchaser Representations. Purchaser understands that the issuance and sale of the Securities to Purchaser will not be registered under the Securities Act, the securities laws of any State of the United States or the securities laws of any other applicable jurisdiction, on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof, and exempt from any comparable registration requirement under the securities laws of any other applicable jurisdiction, and that the Company’s reliance on such exemption is based on Purchaser’s representations set forth herein.

(h)        Receipt of Information. Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Units, the business, properties, prospects, management and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Units. Neither such inquiries nor any other investigation conducted by or on behalf of Purchaser or its representatives or counsel shall modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of such information and the Company’s representations and warranties contained in this Agreement.

(i)        Restricted Securities. Purchaser understands that none of the Securities have been registered under the Securities Act or the securities laws of any State.

(j)        Legend. Purchaser agrees that the certificates for the Securities shall bear a legend substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS ESTABLISHED BY EVIDENCE TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

Certificates evidencing the Securities shall not contain any legend (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(b)(1) without reliance on the conditions set forth in rule 144(c)(1) relating to the availability of current public information.

5.            OTHER AGREEMENTS OF THE PARTIES.

(a)        Director Appointment. Following the Closing, the Company will appoint William Conkling to serve on the Company’s Board of Directors, and cause such person to be nominated to serve as a director of the Company in connection with the Company’s solicitation of proxies for the Company’s next Annual Meeting of Shareholders.

(b)        Participation in Future Financing.

(i)    From the date hereof until the date that is three (3) years following the Closing Date, upon any issuance for cash consideration by the Company of Common Stock or any other securities that would entitle the holder to acquire Common Stock (a “Subsequent Financing”), Purchaser shall have the right to purchase up to 19.9% of the securities to be issued in the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

(ii)    At least three (3) business days prior to the closing of the Subsequent Financing, the Company shall deliver to Purchaser a written notice of its intention to effect a Subsequent Financing (a “Subsequent Financing Notice”), which shall describe in reasonable detail the proposed terms of such Subsequent Financing. If Purchaser desires to participate in such Subsequent Financing, it must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the second business day after delivery of the Subsequent Financing Notice that Purchaser is willing to participate in the Subsequent Financing, and the amount of Purchaser’s participation. If the Company does not timely receive such notice from Purchaser, Purchaser shall be deemed to have notified the Company that it has elected not to participate in the Subsequent Financing.

(iii)    This Section 5(b) shall not apply in respect of (a) shares of Common Stock or options issued or issuable to employees, officers, directors or consultants of the Company for services rendered to the Company, (b) securities issuable upon the exercise or exchange of or conversion of the Warrants or any securities exercisable or exchangeable for or convertible into shares of Common Stock that are issued and outstanding on the date of this Agreement and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company.

(c)        Standstill. Unless approved in advance in writing by the board of directors of the Company, Purchaser agrees that it will not, for a period of two (2) years following the date of this agreement, directly or indirectly through any of its Affiliates:

(i)    make any statement or proposal to the board of directors of the Company, any of the Company’s Representatives (as defined below) or any of the Company’s stockholders regarding, or make any public announcement, proposal, or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Securities Exchange Act of 1934, as amended) with respect to, or otherwise solicit, seek, or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media): (i) any business combination, merger, tender offer, exchange offer, or similar transaction involving the Company or any of its subsidiaries, (ii) any restructuring, recapitalization, liquidation, or similar transaction involving the Company or any of its subsidiaries, (iii) any acquisition of any of the Company’s securities or assets, or rights or options to acquire interests in any of the Company’s securities (other than pursuant to the exercise of its right to participate in a Subsequent Financing pursuant to Section 5(b)), or assets, (iv) any proposal to seek representation on the board of directors of the Company or otherwise seek to control or influence the management, board of directors, or policies of the Company, (v) any request or proposal to waive, terminate, or amend the provisions of this agreement, or (vi) any proposal, arrangement, or other statement that is inconsistent with the terms of this agreement, including this Section 5(c)(i);

(ii)    instigate, encourage, or assist any third party (including forming a “group” (as defined in the Securities Exchange Act of 1934 and the rules promulgated thereunder) with any such third party) to do, or enter into any discussions or agreements with any third party with respect to, any of the actions set forth in Section 5(c)(i);

(iii)    take any action that would reasonably be expected to require the Company to make a public announcement regarding any of the actions set forth in Section 5(c)(i); or

(iv)    acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any securities, or assets of the Company, other than pursuant to Section 5(b).

Notwithstanding the foregoing, the restrictions set forth in this Section 5(c) shall terminate and be of no further force and effect if: (i) the Company enters into a definitive agreement with respect to, or publicly announces that it plans to enter into, a transaction involving more than 50% of the Company’s equity securities or all or substantially all of the Company’s assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance, or otherwise), or (ii) any person or “group” publicly announces or commences a tender or exchange offer to acquire more than 50% of the Company’s equity securities.

6.            MISCELLANEOUS.

(a)        Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Notwithstanding the foregoing, neither the Company nor Purchaser shall be permitted to assign its rights or obligations under this Agreement without the prior written consent of Purchaser or the Company, respectively.

(b)        Governing Law; Submission to Jurisdiction. This Agreement will be governed by and construed and enforced under the internal laws of the State of Florida, without reference to principles of conflict of laws or choice of laws. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. The Company hereby irrevocably and unconditionally submits, for itself and its property to the exclusive jurisdiction of any Florida state court or federal court of the United States sitting in the State of Florida, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement.

(c)        Survival. The representations and warranties contained in this Agreement shall survive the Closing and the issuance of the Units.

(d)        Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(e)        Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by reference.

(f)        Notices. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid). Such communications must be sent to the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6(f)):

If to the Company:

Cyclo Therapeutics, Inc.
6714 NW 16th Street, Suite B
Gainesville, Florida 32653
Tel: (386) 418-8060
Fax: (321) 244-8351
Email: n.scott.fine@cyclodex.com
Attention: N. Scott Fine

If to Purchaser, to the address of Purchaser set forth on the signature pages hereto.

(g)        Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and Purchaser. Any amendment effected in accordance with this Section 6(g) will be binding upon the Company, Purchaser and its successors and permitted assigns.

(h)        Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(i)        Entire Agreement. This Agreement, together with all exhibits and schedules hereto and thereto constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

(j)        Meaning of Include and Including. Whenever in this Agreement the word “include” or “including” is used, it shall be deemed to mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list.

(k)        Fees, Costs and Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the parties’ respective obligations arising hereunder, including fees of legal counsel.

(l)        Waivers. No waiver by any party to this Agreement of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date and year first above written.

Cyclo Therapeutics, Inc.

By:	/s/ N. Scott Fine
Name: N. Scott Fine
Title: Chief Executive Officer

Company Signature Page

to Securities Purchase

Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date and year first above written.

RAFAEL HOLDINGS, INC.

By:	/s/ William Conkling
Name: William Conkling
Title: Chief Executive Officer

Address:

520 Broad Street
Newark, New Jersey 07102

Tel:
Fax:
Email:

Purchaser Signature Page

to Securities Purchase

Agreement

Exhibit A
Form of Warrant

(Attached)

Exhibit B
Registration Rights Agreement

(Attached)